CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-189830 and No. 333-175469) and on Form S-8 (No. 333-172891, No. 333-187563 and No. 333-191248) of Bacterin International Holdings, Inc. (the “Company”) of our report dated March 27, 2014, relating to the Company’s consolidated financial statements as of and  for the year ended December 31, 2013, which report appears in Item 8 of this Form 10-K.

/s/ EKS&H LLLP

March 27, 2014

Denver, Colorado